UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2007

                                              Federal Agricultural Mortgage Corporation
       (Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	0-17440	52-1578738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

              1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.                                            20036
                  (Address of principal executive offices)                                                                                                                                                                         (Zip Code)

Registrant’s telephone number, including area code:  (202) 872-7700

                                                    No change
(Former name or former address, if changed since last report)

Item 8.01.  Other Events.

On August 2, 2007, the Board of Directors of the Registrant declared a quarterly dividend on the Registrant’s three classes of common stock – Class A Voting Common Stock, Class B Voting Common Stock, and Class C Non-Voting Common Stock.  The quarterly dividend of $0.10 per share of common stock will be payable on September 28, 2007 to holders of record of common stock as of September 14, 2007.  Also on August 2, 2007, the Board of Directors of the Registrant declared a quarterly dividend on the Registrant’s 6.40% Cumulative Preferred Stock, Series A.  The quarterly dividend of $0.80 per share of preferred stock is for the period from July 1, 2007 through September 30, 2007 and will be payable on October 1, 2007 to holders of record of preferred stock as of September 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                    By:               /s/ Jerome G. Oslick
                        Name:              Jerome G. Oslick
                        Title:                Vice President – General Counsel

Dated:                      August 2, 2007